Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Mega Media Group, Inc. (the “Company”) on Amendment No. 1 to Form 10-K for the period ending January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gennady Pomeranets, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Amendment No. 1 to Form 10-K for the period ending January 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Amendment No. 1 to Form 10-K for the period ending January 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Mega Media Group, Inc.

By:	/s/ Gennady Pomeranets
GENNADY POMERANETS
Chief Financial Officer,

Date:	May 21, 2009